UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ARROWHEAD RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

ARROWHEAD RESEARCH CORPORATION

201 SOUTH LAKE AVENUE, SUITE 703

PASADENA, CALIFORNIA 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 22, 2007

TO THE STOCKHOLDERS OF ARROWHEAD RESEARCH CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arrowhead Research Corporation, a Delaware corporation (the “Company”), will be held on February 22, 2007, at 10:00 a.m., PST, at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101 for the following purposes:

1.	Elect four (4) directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

2.	Approve a proposal to amend the Company’s Certificate of Incorporation and to amend the Company’s Bylaws to adopt a classified Board of Directors;

3.	To ratify the selection of Rose, Snyder & Jacobs, LLP as independent auditors of the Company for the year ending September 30, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 29, 2006 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

/s/ Joseph T. Kingsley
Joseph T. Kingsley
Interim President, Chief Financial Officer and Secretary
Pasadena, California
January 3, 2007

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders; please mark, date, sign and return promptly the enclosed proxy in the stamped return envelope provided. Your prompt return of the proxy will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

The Annual Meeting will be held on Thursday, February 22, 2007. Please return your proxy promptly so that your vote can be tabulated and certified for the Annual Meeting.

ARROWHEAD RESEARCH CORPORATION

201 South Lake Avenue, Suite 703

Pasadena, California 91101

(626) 304-3400

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 22, 2007

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of Arrowhead Research Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, February 22, 2007, at 10:00 a.m., PST, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101.

The Company anticipates that these proxy solicitation materials will first be mailed on or about January 10, 2007, to all stockholders entitled to vote at the Annual Meeting.

Record Date

Only holders of record of voting stock at the close of business on December 29, 2006 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 34,229,127 shares of voting common stock.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each share of the Company’s common stock (“Common Stock”) is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for director, (ii) FOR the approval of the amendment of the Company’s Certificate of Incorporation and the amendment of the Company’s Bylaws to adopt a classified Board, and (iii) FOR the ratification of the selection of Rose, Snyder & Jacobs, LLP as independent auditors of the Company for the year ending September 30, 2007. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors (the “Board”).

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card. Please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.

Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter, facsimile or email. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

With respect to Proposals One and Three, abstentions will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. However, abstentions will not be counted in the total number of Votes Cast with respect to Proposal One or Three. Accordingly, abstentions will not affect the outcome of Proposal One or Three unless such shares are necessary to satisfy the quorum requirement, in which case abstentions will have the same effect as a vote against such proposal.

With respect to Proposal Two, the proposal to amend the Company’s Certificate of Incorporation and to amend the the Company’s Bylaws, a majority of the Company’s total outstanding shares entitled to vote must be cast in favor of that proposal for its approval. Accordingly, abstentions will be counted for purposes of determining either the presence or absence of a quorum for the transaction of business as well as the total number of Votes Cast with respect to Proposal Two. Therefore, abstentions or broker non-votes will have the same effect as votes against such proposal even if such shares are not necessary to satisfy the quorum requirements.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

Any stockholder who intends to present a proposal at the Company’s 2008 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Arrowhead Research Corporation, 201 South Lake Avenue, Suite 703, Pasadena, CA 91101, not later than August 1, 2007 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated the following four persons as directors to serve until their successors have been duly elected and qualified. Each of the nominees is now a director of Arrowhead. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company. The four nominees receiving the greatest numbers of votes at the meeting will be elected to the four director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s four nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The table below sets forth with respect to each nominee for election (1) his age, and (2) position with Arrowhead and, if Proposal Two is approved by the Company’s stockholders, (3) the Class which each nominee shall serve under if elected and the expiration of the term of such director.

Nominees for Election as Directors. The Board unanimously adopted a resolution proposing an amendment to the Company’s Certificate of Incorporation, as currently amended (the “Certificate of Incorporation”) and an amendment to the Company’s Bylaws (the “Bylaws”) that classifies the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three year term. The amendment to the Certificate of Incorporation and the amendment to the Bylaws are conditioned on obtaining stockholder approval as discussed herein under “Proposal Two — Approval of a Classified Board of Directors.”

Subject to the approval of the amendment to the Certificate of Incorporation and the amendment to the Bylaws, the terms of office of the Class I, Class II and Class III directors will expire in 2008, 2009 and 2010, respectively.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Name	Age	Position with Arrowhead	Term to Expire
Class III Director
R. Bruce Stewart	69	CEO and Chairman of the Board	2010
Class II Director
Edward W. Frykman*	70	Director	2009
Class I Directors
LeRoy T. Rahn*	71	Director	2008
Charles P. McKenney*	68	Director	2008

*	Member of the Audit Committee, Compensation Committee and Nomination Committee.

If the amendment to the Certificate of Incorporation and the amendment to the Bylaws are not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2008 Annual Meeting of the Company’s stockholders or until their successors are duly elected and qualified.

R. Bruce Stewart has been Arrowhead’s Chief Executive Officer and Chairman of the Board of the Company since January 2004. Mr. Stewart was the Chairman of the Board of the predecessor California corporation since its inception in May 2003 and devoted much of his time from early in 2003 to development of its plan of operations. Mr. Stewart founded Acacia Research Corporation in March 1991, and was employed by Acacia Research Corporation in various capacities until January 2003, serving as its President from inception through January 1997, Chairman until April 2000, and as a senior advisor until January 2003. From August 1977 to March 1991,

Mr. Stewart was the President of Annandale Corporation. He also was a licensed principal of Annandale Securities, Inc., a licensed broker-dealer.

Edward W. Frykman has been a director of the Company since January 2004. Mr. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992. Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the Manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co. Mr. Frykman was a director in the predecessor California corporation since its inception in May 2003 until January 2004, when he became a director of the Company. Mr. Frykman is also a director of Acacia Research Corporation (NASDAQ: ACTG & CBMX), a publicly-held corporation based in Newport Beach, California.

LeRoy (Lee) T. Rahn has been a director of the Company since January 2004. Mr. Rahn was a partner with the intellectual property law firm of Christie, Parker & Hale from 1968 to 2003, more than 30 years, with a practice focused on assisting clients in protecting their intellectual property through obtaining, maintaining and enforcing patents and other legal rights. He retired from the law firm’s partnership in 2003, but remains affiliated with the firm on an “of counsel” basis. He is a former president of the Los Angeles Intellectual Property Association and frequently makes presentations on intellectual property law to legal and trade groups. Prior to becoming an attorney, Mr. Rahn obtained a degree in electrical engineering. Mr. Rahn was a director in the predecessor California corporation from December 2003 to January 2004 when he became a director of the Company.

Charles P. McKenney has been a director of the Company since April 2004. Mr. McKenney has maintained a government affairs law practice in Pasadena, California since 1989, representing businesses and organizations in their relations with state and local government regarding their obligations under state and local land use and trade practices laws. From 1973 through 1989, he served as Attorney for Corporate Government Affairs for Sears, Roebuck and Co., helping organize and carry out Sears’ western state and local government relations programs. Mr. McKenney has served two terms on the Pasadena, California City Council as well as on several city boards and committees, including three city Charter Reform Task Forces.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	A majority of the members of the Board are independent directors, as defined by NASDAQ. The Board has determined that all of the Company’s directors are independent, other than Mr. Stewart. Independent directors do not receive consulting, legal or other fees from Arrowhead, other than Board and Committee compensation.

•	All of the Company’s employees, officers and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadresearch.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the SEC.

•	The Audit, Compensation and Nomination Committees consist entirely of independent directors.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of the Code of Business Conduct and Ethics Policy, the Company has made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with the Board or any individual director can write to: Joseph T. Kingsley, Corporate Secretary, Arrowhead Research Corporation, 201 South Lake Avenue, Suite 703, Pasadena, CA 91101. Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed; or

•	Attempt to handle the inquiry directly, for example, requests for information or stock-related matters.

Board Meetings and Committees

The Board held a total of six meetings during the year ended September 30, 2006. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nomination Committee. Current committee members are listed below. If needed, a Board meeting will be called immediately following the Annual Meeting and new committee members will be appointed.

The functions of the Audit Committee are to recommend selection of independent public accountants to the Board, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. The Audit Committee met in executive session five times during fiscal 2006. The current members of the Audit Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Audit Committee are independent directors under the Rules of the SEC and the listing standards of The NASDAQ Stock Market. The Board has determined that Mr. Frykman is a “financial expert” who is independent of management in accordance with the applicable regulations. The Audit Committee Charter is included herein as Exhibit C and is available on the Company’s website at www.arrowheadresearch.com.

The functions of the Compensation Committee are to review and approve the goals of the Chief Executive Officer (CEO), to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 2004 Equity Incentive Plan (the “2004 Incentive Plan”) and the 2000 Stock Option Plan (the “2000 Option Plan”). The Compensation Committee is specifically responsible for determining the compensation of its Chief Executive Officer. The Compensation Committee met twice during fiscal 2006. The current members of the Compensation Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Compensation Committee are independent directors under the Rules of the SEC and the listing standards of The NASDAQ Stock Market. The Compensation Committee was established on April 5, 2004 and its charter is available on the Company’s website at www.arrowheadresearch.com.

The Nomination Committee is responsible for proposing a slate of directors for election by the stockholders at each Annual Stockholders Meeting and for proposing candidates to fill any vacancies. The current members of the Nomination Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Nomination Committee met one time in fiscal 2006. The Nomination Committee was established on April 5, 2004 and its charter is available on the Company’s website at www.arrowheadresearch.com.

The Nomination Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nomination Committee recommends to the Board whether those individuals should be re-nominated.

On at least an annual basis, the Nomination Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Nomination Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nomination Committee (or its chairman) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with viable candidates are scheduled with Nomination Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nomination Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nomination Committee under the provisions, set forth below, for communication with the Board. The deadline for such nominees for election to the Board at the Company’s 2008 Annual Meeting of Stockholders is August 1, 2007.

The Nomination Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as independence; business experience at the corporate level; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the needs of the Company. However, during any search the Nomination Committee reserves the right to modify its stated search criteria for exceptional candidates.

No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during fiscal 2006, and (ii) the total number of meetings held by all committees of the Board during fiscal on which such person served.

Non-Employee Director Compensation

In December 2004, the Board adopted a Compensation Policy for non-employee directors, which provided that beginning January 2005, each non-employee director will receive an annual retainer of $4,000 per year (so long as such director attends at least seventy-five percent (75%) of the regular meetings of the Board.) A non-employee Chairman would receive a $6,000 annual retainer. The policy provided for the grant of a non-statutory stock option to purchase 10,000 shares of common stock of the Company to each of the Company’s non-employee directors on the date on which such person first becomes a director. Non-employee directors that have served on the Board for at least six months also received automatic grants of non-statutory stock options to purchase 10,000 shares of common stock upon re-election each year with a non-employee Chairman of the Board receiving an automatic grant of non-statutory stock options to purchase 15,000 shares of common stock. All options granted to non-employee directors vest on the anniversary of the grant. We also pay out of pocket expenses.

Beginning February 22, 2007, the policy will be amended to increase the grant of non-statutory stock options from 10,000 to 20,000 shares for non-employee directors and from 15,000 to 30,000 shares for a non-employee Chairman of the Board. The revised policy is filed as Exhibit 10.12 to the Company’s 10K for the year ended September 30, 2006.

Non-employee directors do not receive compensation from Arrowhead other than as a director or as committee member. There are no family relationships between directors and executive officers of the Company.

PROPOSAL TWO

APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

The Board has unanimously adopted a resolution proposing an amendment to the Company’s Certificate of Incorporation adding a new Article TENTH that classifies the Board into three classes with staggered terms of office. The Board has also unanimously adopted a resolution proposing an amendment to the Company’s Bylaws by amending and restating Section 2.1 and Section 2.2 of the Bylaws to create a classified Board as provided for in the proposed amendment to the Certificate of Incorporation. As of December 21, 2006, the Board consists of a single class of four directors. All of the Company’s directors are elected at each Annual Meeting of Stockholders unless a vacancy occurs during the year and the Nomination Committee finds a candidate to fill the vacancy. In such a case, the Nomination Committee would present the candidate to the Board of Directors for approval and appointment. The candidate would serve until he or she is elected by the Stockholders at the next Annual Meeting. The classified board amendment would classify the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

As indicated earlier, members in each class would be elected at the Annual Meeting. The directors initially elected in Class I (Charles P. McKenney and LeRoy T. Rahn) would serve until the next Annual Meeting of Stockholders in 2008 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The director initially elected in Class II (Edward W. Frykman) would serve until the Annual Meeting of Stockholders in 2009 or until his successor has been elected and has qualified, or until his earlier death, resignation, retirement or removal. The director initially elected in Class III (R. Bruce Stewart) would serve until the Annual Meeting of Stockholders in 2010 or until his successor has been elected and has qualified, or until his earlier death, resignation, retirement or removal. Beginning with the election of directors to be held at the year 2007 Annual Meeting of Stockholders, the class of directors to be elected in such year would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

Approval of a Classified Board of Directors

To preserve the classified board structure, the classified board amendment also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

Delaware law provides that, if a corporation has a classified board, unless the corporation’s Certificate of Incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. The Certificate of Incorporation, as amended by the proposed classified board amendment, would not provide for removal of directors other than for cause. Therefore, if Proposal Two is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances. Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the voting power of the Company.

Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board. If this Proposal Two is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.

The Company is not aware of any present third-party plans to gain control of the Company, and the classified board amendment is not being recommended in response to any such plan. Rather, the Board is recommending the classified board amendment as part of its periodic review of the Company’s corporate governance mechanism and to assist in assuring fair and equitable treatment for all of the Company’s stockholders in hostile takeover situations. The Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

Advantages of the Classified Board Amendment

The classified board amendment is designed to assure continuity and stability in the Board’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Company has not experienced continuity problems in the past and the Board wishes to ensure that this experience will continue. The Board believes that the stability in the Board of Directors’ leadership and policies in the past has helped to promote the creation of long-term stockholder value. The Board also believes that the classified board amendment will assist the Board in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board.

Disadvantages of the Classified Board Amendment

The classified board amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the voting power of the Company’s outstanding Common Stock. Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, the classified board amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. By potentially discouraging accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations, the classified board amendment could cause stockholders to lose opportunities to sell their shares at temporarily higher prices. Further, the classified board amendment will make it more difficult for stockholders to change the majority composition of the Board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the Board, the classified board amendment could be viewed as tending to perpetuate present management.

The complete text of the proposed amendment to the Company’s Certificate of Incorporation and the proposed amendment to the Company’s Bylaws providing for a classified Board are attached as Exhibit A and Exhibit B, respectively. Please read Exhibits A and B in their entirety.

Potential Anti Takeover Effects, and The NASDAQ Marketplace Rules

Certificate of Incorporation

Authorized Shares Available For Future Issuances. The Certificate of Incorporation contains provisions, which could be viewed as having an anti-takeover effect. The Certificate of Incorporation currently authorizes the issuance of 70,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. The Company could (within the limits imposed by applicable law and The NASDAQ Marketplace Rules) issue the authorized and available Common Stock and Preferred Stock, at fair market value, generally without further stockholder approval. The Board has discretion to establish, without stockholder approval, the terms, rights and preferences of any future issuances of Preferred Stock. Such Preferred Stock may have rights, including economic rights, senior to our Common Stock. As a result, the issuance of the Preferred Stock could have a material adverse effect on the price of our Common Stock and could make it more difficult for a third party to acquire a majority of our outstanding Common Stock. Any issuance of additional shares of Common Stock or Preferred Stock could be used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board in opposing a hostile takeover bid.

Bylaws

Effective December 7, 2006, the Board unanimously approved an amendment to the Bylaws for the Company that makes the provisions of the Bylaws regarding the composition and election of the Board consistent with the proposed classified board amendment to the Certificate of Incorporation. This amendment to the Bylaws is subject to stockholder approval and will only be effective if the Company’s stockholders approve Proposal Two to effect a classified board amendment at the Annual Meeting. The Bylaws may be considered to contain anti-takeover provisions, as they (i) impose advance notice requirements for stockholder nominations to the Board and stockholder proposals, (ii) allow the Board to designate the annual meeting date without restriction and (iii) allow the Board to dictate the conduct of stockholder meetings. These Bylaw provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.

The NASDAQ Marketplace Rules

The NASDAQ Marketplace Rules do not contain any limitation on the adoption of proposals with respect to classified boards.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee, with the ratification of our Board, selected the accounting firm of Rose, Snyder & Jacobs (“RS&J”) as the Company’s independent auditors for the fiscal year ended September 30, 2007, and that selection is now being submitted to the stockholders.

Attendance of Annual Meeting. A representative of RS&J will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Vote Required; Recommendation of the Board

Proposal Three must be approved by the stockholders holding a majority of shares present, or represented, and voting at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will have no affect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the affect of a vote against the proposal.

Notwithstanding the approval by the stockholders of the appointment of RS&J, the Audit Committee may, if the circumstances warrant, appoint other independent auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

VOTING SECURITIES OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 21, 2006, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. The address of each stockholder is 201 South Lake Avenue, Suite 703, Pasadena, CA 91101.

Name	Number of Shares		Percentage Ownership
JGD Management	5,201,786	(1)	14.8
David M. Knott	4,508,974	(2)	13.1
R. Bruce Stewart	1,126,583	(3)	3.3
Edward W. Frykman	180,000	(4)	*
LeRoy T. Rahn	110,000	(5)	*
Charles P. McKenney	82,000	(6)	*
Joseph T. Kingsley	283,333	(7)	*
All executive officers and directors as a group (5 persons)	1,781,916	(8)	5.1

(1)	Includes 1,040,357 shares issuable upon the exercise of stock purchase warrants that are exercisable within 60 days of December 21, 2006.
(2)	Includes 357,143 shares issuable upon the exercise of stock purchase warrants that are exercisable within 60 days of December 21, 2006.
(3)	Includes 415,083 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2006.
(4)	Includes 110,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2006.
(5)	Includes 110,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2006.
(6)	Includes 60,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2006.
(7)	Includes 273,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 21, 2006.
(8)	See footnotes (3) - (7). Includes 968,416 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of December 21, 2006.

EXECUTIVE OFFICER COMPENSATION

Executive Officers of the Registrant

Name	Age	Position with Arrowhead
R. Bruce Stewart	69	Chief Executive Officer and Chairman of the Board
Joseph T. Kingsley	61	Interim President, Chief Financial Officer and Secretary

R. Bruce Stewart. See Proposal One – Election of Directors.

Joseph T. (Ted) Kingsley has been Arrowhead’s Interim President of the Company since June 2, 2006. He has also been Arrowhead’s Chief Financial Officer and Secretary since September 2004. Mr. Kingsley brings to Arrowhead more than 20 years of executive-level, financial management experience in biotech, commercial, international, and defense-related industries. Prior to joining the Company, from January 2002 to September 2004, he was Chief Financial Officer for Eidogen, Inc. a Pasadena-based company developing computational drug discovery platforms. From March 1997 to January 2002, Mr. Kingsley was Vice President Operations and Chief Financial Officer for Paracel, an integrated turnkey computer systems provider for the life sciences community that was acquired by Celera Genomics (AMEX:CRA) in June 2000. Mr. Kingsley held similar positions with Pico Products, a publicly-held cable TV product supplier, Kaiser Marquardt, Inc., and Science Applications International

Corp. (SAIC), a Fortune 500 government and commercial contractor. Mr. Kingsley is a CPA. He received his B.A. in Economics from Ohio Wesleyan University, and his MBA from Northwestern University.

Summary Compensation Table

The Company does not have employment agreements with any of its executive officers. The following table sets forth all compensation received for services rendered to the Company in all capacities during the years ended September 30, 2006, 2005 and 2004 for the Company’s Chief Executive Officer and the other executive officers of the Company. There were no other executive officers whose total compensation for the fiscal year 2006 exceeded $100,000.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)		All Other Compensation ($)
R. Bruce Stewart	2006	202,859	—	—	75,000	(2)	—
Chief Executive Officer	2005	105,570	—	—	250,000	(3)	—
	2004	60,000	—	—	250,000	(4)	—
Leon Ekchian (5)	2006	147,745	—	—	133,333		250,000
President	2005	—	—	—	—		—
	2004	—	—	—	—		—
Joseph T. Kingsley	2006	208,184	—	—	75,000	(6)	—
Interim President & Chief Financial Officer	2005	190,096	—	—	400,000	(7)	—
	2004	11,305	—	—	—		—

(1)	Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2)	Options vest in 24 equal monthly installments from June 2005 to May 2007.
(3)	Options vest in 24 equal monthly installments from June 2006 to May 2008.
(4)	Options vest in 40 equal monthly installments from October 2004 to September 2008.
(5)	Mr. Ekchian joined the Company as President on November 14, 2005 and departed on June 2, 2006. The Company filed a Form 8-K on June 8, 2006 announcing his departure. The options shown are fully vested and the compensation reflected in the “Other Compensation” was paid to Mr. Ekchian as part of his Severance Agreement and General Release.
(6)	Options vest in 24 equal monthly installments from June 2006 to May 2008.
(7)	Options to purchase 300,000 shares of Common Stock vesting in 40 equal monthly installments from May 2005 to April 2009. Options to purchase 100,000 shares vest in 24 equal installments from June 2005 to May 2007.

Stock Option Plans

The Company’s stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees, directors and consultants and align their interests with stockholder interests. Options granted under the option plans expire either 5 or 10 years from the grant date and generally vest in installments over two to four years.

All stock option grants to our executive officers are made after a review by, and with the approval of, either the Compensation Committee or the entire Board. All members of the Compensation Committee are independent directors, as defined in the applicable rules for issuers traded on the NASDAQ Stock Market. Our executive officers include Mr. Stewart, Chief Executive Officer and Mr. Kingsley, President, Chief Financial Officer and Secretary. See the “Compensation Committee Report” appearing later in this Proxy Statement for further information concerning the policies and procedures of the Company and the Compensation Committee regarding the use of stock options.

During the year ended September 30, 2006, options to purchase a total of 2,235,000 shares of Common Stock were granted. After deducting 1,164,417 shares for options forfeited, net option grants were 1,070,583. Net option grants during the year represented 3.1% of 34,140,402 total outstanding Common Shares as of September 30, 2006.

The following table summarizes the net stock option grants to our employees, directors and executive officers during the last three fiscal years ended September 30, 2004, 2005 and 2006. We define net option grants as options granted less options canceled or expired and returned to the pool of options available for grant. We also monitor net option grants by subtracting from options granted both canceled or expired options that were returned to the pool of options available for grant and options canceled from expired plans.

	2006	2005	2004
Net grants during the period as a % of total outstanding common stock	3.1%	6.9%	11.3%
Grants to directors and executive officers during the period as a % of total options granted during the period	66.2%	33.4%	23.9%
Grants to directors and executive officers during the period as a % of total outstanding common stock	4.3%	2.5%	2.8%
Cumulative options held by directors and executive officers as a % of total options outstanding	68.5%	31.6%	23.9%
Options available for grant as a % of total outstanding common stock	6.6%	4.8%	9.6%

At September 30, 2006, a total of 2,248,667 options were available for grant under our 2004 Equity Incentive Plan.

The following table summarizes outstanding stock options that are “in-the-money” and “out-of the-money” as of September 30, 2006. For purposes of this table, in-the-money stock options are those options with an exercise price less than $4.99 per share, the closing price of the Company’s Common Stock on September 30, 2006 and out-of-the-money stock options are stock options with an exercise price greater than or equal to the $4.99 per share closing price.

	Exercisable		Unexercisable
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
In the money	2,045,654	$1.92	1,636,385	$2.61
Out of the money	57,728	$5.23	657,272	$5.39

Total options	2,103,382	$2.01	2,293,657	$3.40

Option Grants in 2006

The following table sets forth certain information regarding stock options granted during the year ended September 30, 2006 to each of the executive officers named in the table under “Executive Officer Compensation—Summary Compensation Table.”

	Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
Name	Number of securities underlying options granted		% of Total options granted to employees in fiscal Year	Exercise price ($/Sh)	Expiration date	5% ($)	10% ($)
R. Bruce Stewart	75,000	(1)	3.4%	$5.24	5/26/16	247,156	626,341
Joseph T. Kingsley	75,000	(1)	3.4%	$5.24	5/26/16	247,156	626,341

(1)	Options vest in 24 equal monthly installments from June 2006 to May 2008.

Aggregated Option Exercises In 2006 and 2006 Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options during fiscal 2006 and the value of unexercised options as of September 30, 2006 for each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table.”

			Number of Securities Underlying		Value of
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable Options (#)	Unexercisable Options (#)	Exercisable Options (1) ($)	Unexercisable Options (1) ($)
R. Bruce Stewart	0	0	329,164	245,836	$1,007,035	$589,215
Joseph T. Kingsley	0	0	206,666	268,334	$578,464	$630,786

(1)	Market value of underlying securities based on the $4.99 closing price of the Common Stock on September 28, 2006 (the last market trading day in fiscal 2006) minus the exercise price.

Equity Compensation Plan Information

The following table gives information about our stock that may be issued under our existing 2004 Equity Incentive Plan as of September 30, 2006.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,397,039	$2.74	2,248,667
Equity compensation plans not approved by security holders	—	—	—

Total	4,397,039		2,248,667

(1)	Includes 2000 Stock Option Plan and 2004 Equity Incentive Plan.

Material Features of the Stock Option Plans

The 2000 Option Plan was adopted by the Board of Interactive, Inc. The 2000 Plan authorized issuance of options to issue up to 3,000,000 shares of the Company’s common stock. However, the the 2000 Option Plan was frozen when the stockholders approved the 2004 Equity Incentive Plan and no further options can be issued from that Plan. The 2004 Equity Incentive Plan and the 2000 Option Plan are administered by the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the SEC and the Company reports of ownership, and changes in ownership, of Common Stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended September 30, 2006, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows: Form 4s for Edward W. Frykman, LeRoy T. Rahn and Charles McKenney were not filed timely for automatic director grants on February 23, 2006 and Form 4s for R. Bruce Stewart, Joseph T. Kingsley, Edward W. Frykman, LeRoy T. Rahn, and Charles McKenney were not filed timely for options granted on May 25, 2006.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board is composed of three non-employee directors, namely Messrs. Frykman, Rahn and McKenney. No interlocking relationship exists between the Company’s Board and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised of three independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of its duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract and retain the necessary managerial, technical and manufacturing talent to enable the growth from a development stage company into one with profitable commercialized products.

During fiscal 2004 and until May 2005, the Chief Executive Officer received nominal consideration due to the Company’s developmental stage and limited cash resources. In May 2005, the Compensation Committee raised the CEO’s compensation to a more appropriate level and in May 2006 did so again. The raises were done after reviewing the CEO goals for FY 2005 and FY 2006 and determining that the CEO met or exceeded his goals for those years. Additionally, the CEO’s compensation was compared with comparable salaries of chief executive officers in similar technology companies to insure that his salary is within customary range of other similarly situated CEOs. In doing this comparative study, the Compensation Committee did not limit its review to the nanotechnology industry, which is relatively small. The Compensation Committee has used, and expects to continue to use, equity grants as a significant part of the compensation package of the chief executive officer as is appropriate in a development stage company such as the Company.

For the compensation of the other executive officers, the Compensation Committee meets with the Chief Executive Officer to review the yearly objectives of the other executive officers to analyze inputs on the performance of the executive officers toward meeting or exceeding these objectives. These individual objectives are aligned to the overall company goals, which are the basis of the CEO’s objectives. In determining individual salaries for officers, consideration is given to individual factors, such as personal development, performance and responsibilities within the Company, as well as industry comparable information as discussed previously.

The Compensation Committee also administers the Company’s Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee approves stock option grants to all other employees. The overall framework guide on stock options at all salary levels is based on industry comparable information on all the salary grade levels within the Company. Within this framework, the size of the individual stock option awards is based primarily on an individual’s responsibility within the Company, as well as such individual’s performance, responsibilities, position within the Company, and past awards. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the company.

Because the Company is in the early stages of development, the Compensation Committee believes that performance is not appropriately measured by traditional financial performance criteria, such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals, such as funding, successful license acquisition, infrastructure, product development activities and scientific advances, which hopefully will ultimately lead to profitability and earnings.

$1,000,000 Limit on Tax Deductible Compensation

Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Edward W. Frykman, Chairman

LeRoy T. Rahn

Charles P. McKenney

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, RS&J, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, detailed to the particular service or category of services to be rendered and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by RS&J for the years ended September 30, 2006 and September 30, 2005:

	Year Ended September 30,
	2006	2005
Audit Fees (1)	$92,400	$55,645
Tax fees (2)	$73,499	33,400
All other fees (3)	$0	17,550

Total	$165,899	$106,595

(1)	Fees include year end audit and the quarterly reviews of form 10Q.
(2)	This category consists of professional services rendered by RS&J for tax compliance and tax consulting.
(3)	Fees paid for review of SOX compliance work to RS&J.
(4)	Fees paid to an outside SOX consultant for assistance implementing the Company’s SOX compliance program in FY 2006 was $94,671 and for FY 2005 was $26,441.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with RS&J its independence, including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s reporting.

Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

The Audit Committee Charter is attached as Exhibit C.

Edward W. Frykman, Chairman

LeRoy T. Rahn

Charles P. McKenney

STOCK PERFORMANCE GRAPH

The Stock Performance Graph depicted below compares the yearly change in the Company’s cumulative total stockholder return for the last two years with the cumulative total return of the Nasdaq Composite Index (IXIC) and the Nasdaq Biotech Index (DRM).

The Company has chosen to present returns from only the last two years due to the following circumstances. The Company was originally incorporated in South Dakota in 1989, and was reincorporated in Delaware in 2000 under the name InterActive, Inc. (“InterActive”). The Company’s stock was traded in the over the counter market and was quoted on the NASD Electronic Bulletin Board under the symbol “IACG”. On January 12, 2004, InterActive consummated a stock exchange transaction with the owners of ARC, a privately-held California corporation. Upon consummation of the Share Exchange, the owners of ARC acquired approximately 89% of the Common Stock of the Company. InterActive changed its name to Arrowhead Research Corporation and ARC became a wholly owned, non-operating subsidiary of the Company. The Company elected a new board of directors, appointed new executive officers and discontinued the Company’s prior business plan and assumed a new plan of operations that was being pursued by ARC. The symbol under which the Common Stock subsequently traded was changed to “ARWR.”

Also on January 12, 2004, the officers and principal shareholders of InterActive entered into a lockup agreement and the Company effected a 65-for-1 “reverse split” of its Common Stock, severely limiting the amount of the Company’s stock available for sale. On October 7, 2004, a registration statement became effective covering 13,061,350 shares of the Company’s Common Stock, 13,837,748 Warrants for purchase of its Common Stock, and all of the 13,837,748 shares of Common Stock issuable upon exercise of the Warrants. Prior to the effectiveness of the registration statement, virtually no market for the Company’s securities existed. On August 27, 2004, NASDAQ approved the Company’s Common Stock and Warrants for listing on the NASDAQ SmallCap Market™. Substantially all the outstanding warrants were exercised by June 2005 and those warrants not exercised were redeemed at $.001 per share.

CERTAIN TRANSACTIONS

On December 12, 2006, the Board adopted an Executive Incentive Plan (the “Incentive Plan”) designed to provide incentive bonus compensation to the Company’s executive officers if a Subsidiary engages in a liquidation event yielding net proceeds to the Company, with the total bonus pool capped at 10% of the actual net proceeds received by the Company in cash or securities in a liquidation event. The Incentive Plan gives the Board ultimate authority over discretionary bonus payments, after recommendation by the Company’s sitting Chief Executive Officer. The Incentive Plan defines a liquidation event as (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock or other voting equity of the Subsidiary by the Subsidiary or any holders thereof (whether by merger, recapitalization, public offering or otherwise) which results in any person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended) other than the Company and its affiliates owning a majority of the Subsidiary’s outstanding voting equity, and (ii) any sale or transfer of all or substantially all of the assets of a Subsidiary (including any securities held by the Company and the Subsidiary), taken as a whole, in any transaction or series of transactions (whether by merger, recapitalization, public offering or otherwise). “Net proceeds” means the net cash and or stock proceeds (after deducting all cash and non-cash costs and expenses related to the transaction and any and all cash and non-cash investments in the Subsidiary) received by the Company from a Liquidation Event. The foregoing is summary in nature and you are referred to the full text of the Incentive Plan, filed as Exhibit 10.11 to the Company’s Annual Report Form 10-K filed on December 14, 2006.

FORM 10-K

Investor Information

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 10-K, S-3, 10-Q, 8-K, Proxy, and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.arrowheadresearch.com as soon as reasonably practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Investor Relations.

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph T. Kingsley
Joseph T. Kingsley Interim President, Chief Financial Officer and Secretary

Pasadena, California
January 3, 2007

EXHIBIT A

PROPOSED CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

ARROWHEAD RESEARCH CORPORATION

ARROWHEAD RESEARCH CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Act”), DOES HEREBY CERTIFY THAT:

1. The name of the corporation is Arrowhead Research Corporation.

2. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 15, 2000.

3. The Amendment to the Certificate of Incorporation of the Corporation, which amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 of the Act, and the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”) and duly adopted by the Board of Directors acting at a duly convened meeting and approved by the requisite votes of the stockholders of the Corporation entitled to vote thereon voting at a duly convened meeting. The Certificate of Incorporation of the Corporation is hereby amended by adding the following new Article TENTH:

“The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors, which shall constitute the whole Board of Directors, shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of the Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of the Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of the Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Except as otherwise provided by law, directors may only be removed for cause and only upon the vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Certificate of Amendment of the Certificate of Incorporation, all vacancies on the Board of

A-1

Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Amendment of the Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article TENTH.”

In the event that the foregoing provisions of this subsection shall conflict with Section 301.5 of the California General Corporation Law (“CGCL”) at a time when such Section is legally applicable to this corporation as a result of Section 2115 of the CGCL (or any successor provisions thereto), the terms of any directors then in office shall be reduced by the minimum extent necessary to eliminate such conflict. Thereafter, all directors shall be elected at each annual meeting of stockholders until the foregoing provisions of this subsection relating to the classification of directors can be reinstated, at which time the terms of the directors shall expire as provided in the second through fourth sentences of this subsection.

IN WITNESS WHEREOF, ARROWHEAD RESEARCH CORPORATION has caused this Certificate of Amendment to be executed this      the day of                     , 2007.

ARROWHEAD RESEARCH CORPORATION

By:
R. Bruce Stewart Chairman and Chief Executive Officer

A-2

EXHIBIT B

ARROWHEAD RESEARCH CORPORATION

PROPOSED BYLAW AMENDMENTS

Section 2.1 of ARTICLE II of the Bylaws is amended and restated in its entirety as follows:

“Section 2.1. Number; Qualifications.

(a) The Board of Directors shall consist of four (4) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any director may resign at any time upon written notice to the corporation. Directors need not be stockholders.

(b) Subject to the last two sentences of this subsection, the Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year as provided in the corporation’s Certificate of Incorporation, as amended from time to time. The directors shall be assigned to their respective classes by resolution of the Board of Directors at the time of the effectiveness of this subsection.

In the event that the foregoing provisions of this subsection shall conflict with Section 301.5 of the California General Corporation Law (“CGCL”) at a time when such Section is legally applicable to this corporation as a result of Section 2115 of the CGCL (or any successor provisions thereto), the terms of any directors then in office shall be reduced by the minimum extent necessary to eliminate such conflict. Thereafter, all directors shall be elected at each annual meeting of stockholders until the foregoing provisions of this subsection relating to the classification of directors can be reinstated, at which time the terms of the directors shall expire as provided in the second through fourth sentences of this subsection.”

Section 2.2 of ARTICLE II of the Bylaws is amended and restated in its entirety as follows:

“Section 2.2. Election; Resignation; Removal; Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article I, and the directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors are duly elected and qualified, or until their earlier resignation or removal. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Except as otherwise provided by law, directors may only be removed for cause and only upon the vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors.”

B-1

EXHIBIT C

Audit Committee Charter

(Revised October 2006)

The Board of Directors (the “Board”) of Arrowhead Research Corporation (the “Company”) has established a standing committee to be known as the “Audit Committee.”

Purpose

The purpose of the Audit Committee is to oversee the Company’s auditing, accounting and control functions, including primary responsibility for the financial reporting process of the Company. In particular, the Audit Committee shall assist the Board in monitoring:

•	The integrity of the financial statements of the Company, to ensure the balance, transparency and integrity of published financial information,

•	The outside auditor’s independence and qualifications,

•	The performance of the Company’s outside auditors,

•	The compliance by the Company with legal and regulatory requirements, and

•	The effectiveness of the Company’s internal controls and risk management system.

The Audit Committee’s responsibilities shall also include:

•	Preparing the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement, and the appointment, compensation, retention, oversight and, where appropriate, replacement of the Company’s outside auditors, who are responsible to the Board and the Audit Committee.

Authority

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

•	Retaining outside counsel, accountants, outside advisors, consultants, or others to assist in the conduct of an investigation or, as it determines appropriate, to advise or assist in the performance of its functions.

•	Seeking any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Audit Committee’s requests.

•	Meeting with the senior financial personnel, company officers, outside auditors, or outside counsel, as necessary.

•	Establishing procedures for dealing with concerns of employees regarding accounting, internal control and auditing matters.

•	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or accounting matters.

Composition

The Audit Committee shall be composed of such number of directors as may be appointed by the Board, but shall have at least three members, each of whom shall meet the SEC and NASDAQ independence and experience requirements, as determined by the Board. Specifically, each member of the Audit Committee shall be barred from accepting any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, and shall not be an “affiliated person” of the Company or any subsidiary of the Company, in each case other than in such member’s capacity as a member of the Board or any committee of the Board. Such members shall be outside directors who are independent of Company management and in a better position to provide the independent point of view crucial to this Audit Committee’s effectiveness. All such members shall be financially literate and at least one shall qualify as a “financial expert” as defined under applicable SEC rules, as determined by the Board.

The Board shall appoint the members of the Audit Committee to serve until their successors have been duly designated and one member so appointed shall be designated by the Board as the chair of the Audit Committee.

Members of the Audit Committee may be removed by the Board for any reason at any time. Vacancies on the Audit Committee shall be filled by vote of the Board during its first meeting following the occurrence of such vacancy.

Meetings

The Audit Committee shall meet at least four times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically, such additional meetings to be called by the chair or at least two other members of the Audit Committee.

The Audit Committee may adopt rules for its meetings and activities. In the absence of any such rules, Audit Committee actions shall be governed by the Company’s bylaws and applicable law. In all cases, a quorum of the Audit Committee shall be a majority of the persons then serving as members of the Audit Committee. Minutes shall be regularly kept of the Audit Committee’s proceedings, by a person appointed by the Audit Committee to do so.

The Audit Committee shall also meet at least quarterly with management and at least annually with the Company’s outside auditors in separate executive sessions.

Responsibilities

The Audit Committee will carry out the following responsibilities:

Financial Statements

Review the annual audited financial statements and Form 10K and the unaudited quarterly financial statements and Form 10-Q to be filed with the SEC. The Audit Committee will review the results of the audit for each fiscal year and MD&A disclosures, with management and the outside auditor, and recommend to the Board the inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

•	Review with the outside auditor and management the results of the outside auditor’s review of the quarterly financial statements, including any significant accounting or disclosure and regulatory issues, prior to issuance of earnings releases and filing quarterly reports on Form 10-Q with the SEC.

•	Oversee the periodic financial reporting process implemented by management and review the Company’s interim financial statements, annual financial statements and preliminary announcements prior to release.

•	Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

•	Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements , prior to filing the 10K/10Q with the SEC;

•	Major issues regarding the Company’s accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices proposed or promulgated by regulatory accounting authorities or suggested by the outside auditor, internal auditor or management;

•	Matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit;

•	The results of the audit, which should include a review of any audit problems or difficulties encountered by the outside auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management.

External Audit

•	Annually retain, evaluate, and, if appropriate, recommend termination of the Company’s outside auditor. The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight, and evaluation of performance of the work of the outside auditor.

•	Approve in advance all audit engagement fees and the terms of all audit services to be provided by the outside auditor. The Audit Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

•	At least annually, obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor’s independence, consider the independence of the outside auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor’s independence.

•	At least annually, review the outside auditor’s proposed audit scope and approach (inclusions and exclusions), including coordination of audit effort with internal audit (if applicable), to ensure the completeness of coverage and reduction of redundant efforts.

•	At least annually, obtain and review a report by the outside auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality- control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

•	Discuss with the external auditor the appropriateness of the Company’s accounting policies.

Internal Control

•	Review the internal control function of the Company, including the proposed programs for the coming year, and the coordination of such programs with the outside auditors, with particular attention to adherence to Sarbanes Oxley.

•	Review progress of the internal control program, key findings and management’s action plans to address findings.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Periodically review the adequacy and effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls, including any information technology security and control.

•	Evaluate overall effectiveness of the Company’s internal control and risk management frameworks and consider whether recommendations made by the auditors have been implemented by management.

Compliance

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable law and regulations.

•

Review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters. This should also include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

Reporting

•	Regularly report to the Board about Audit Committee activities, issues and related recommendations.

•	Report annually to the stockholders, describing the Audit Committee’s composition, responsibilities, and how they were discharged, and any other information required by regulators.

Other Responsibilities

•	Assess annually the Audit Committee’s and individual member’s performance of the duties specified in this Charter and report its findings to the Board.

•	Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board. This Charter shall be disclosed in the Company’s proxy statement at least once every three years.

•	When necessary, review the hiring of employees and former employees of the external auditors prior to any hiring taking place.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan and conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ARROWHEAD RESEARCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY FEBRUARY 22, 2007

The undersigned stockholder of ARROWHEAD RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 3, 2007, and hereby appoints R. Bruce Stewart and Joseph T. Kingsley, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Arrowhead Research Corporation to be held on February 22, 2007 at 10:00 a.m., local time, at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    [SEE REVERSE SIDE]

[BACK OF PROXY]

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[X]	Please mark votes as in this example

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY (to vote for all nominees listed below)	☐	EXCEPTIONS

Director Nominees:	R. Bruce Stewart	Edward W. Frykman	LeRoy T. Rahn	Charles P. McKenney

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND THE AMENDMENT TO THE COMPANY’S BYLAWS TO ADOPT A CLASSIFIED BOARD OF DIRECTORS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ROSE, SNYDER & JACOBS AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING SEPTEMBER 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING        [    ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:
Signature:	Date:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this consent will be IN FAVOR OF Proposals 1, 2 and 3, and as the proxy holders deem advisable on such other matters as may properly come before the meeting. This Proxy is revocable with respect to any Proposal at any time before the date on which at least the a majority of the outstanding shares of Common Stock have consented to that Proposal.